SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 7, 1996




                       ACTION PERFORMANCE COMPANIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)





         ARIZONA                       0-21630                  86-0704792
------------------------------   ---------------------     ---------------------
     (State or other             (Commission File No.)     (IRS Employer ID No.)
jurisdiction of incorporation)




                  2401 West First Street, Tempe, Arizona 85281
                  --------------------------------------------
               (Address of principal executive office) (Zip Code)




       Registrant's telephone number, including area code: (602) 894-0100

                       ACTION PERFORMANCE COMPANIES, INC.

                                CURRENT REPORT ON

                                    FORM 8-K



ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Sports Image, Inc.

         On November 7, 1996, Action Performance Companies, Inc. (the "Company"), through SII Acquisition, Inc. ("SII"), a wholly owned subsidiary, acquired the business and substantially all of the assets and assumed specified liabilities of Sports Image, Inc. ("Seller" or "Sports Image"), a North Carolina corporation owned by seven-time Nascar Winston Cup Champion driver Dale Earnhardt and his wife. Following the acquisition, SII Acquisition, Inc. changed its name to Sports Image, Inc. Sports Image markets and distributes licensed motorsports products, including apparel and other souvenir items, through a network of wholesale distributors, trackside events, and fan clubs. The Company intends to continue to operate the business of Seller through its wholly owned subsidiary.

         The purchase price paid by the Company for the assets of Seller consisted of (i) a promissory note issued by SII in the principal amount of $24.0 million (the "Purchase Price Note"), and (ii) 403,361 shares of the Company's Common Stock (the "Shares") valued at $14.875 per share, which was slightly less than the closing price per share of the Company's Common Stock on November 6, 1996. The Purchase Price Note bears interest at 8% per annum, matures on January 2, 1997, and is secured by all of the transferred assets as well as the Company's guaranty of SII's obligation under the note. In connection with the issuance of the Shares, the Company entered into a registration agreement with Seller, Mr. Earnhardt, and Mr. Earnhardt's wife (the "Registration Agreement"). The Registration Agreement grants the holders of the Shares the right to one "demand" registration as well as "piggyback" registration rights.

         The Company and Mr. Earnhardt also entered into a license agreement (the "License Agreement") pursuant to which the Company has the right to market licensed motorsports products utilizing the likeness of Dale Earnhardt. Pursuant to the License Agreement, Mr. Earnhardt also granted the Company the right of first refusal to make, have made, use, sell, or otherwise distribute any new licensable products that Mr. Earnhardt becomes aware of and approves for marketing. The term of the License Agreement is 15 years and from year to year thereafter unless terminated by either party.

         In connection with the acquisition of the assets of Seller, the Company entered into a three-year employment agreement (the "Employment Agreement") with Joe Mattes, the principal operating officer of Seller. Pursuant to the terms of the Employment Agreement, Mr. Mattes will serve as the President of SII at a salary of $225,000 per year. In addition, Mr. Mattes will be eligible to receive an annual bonus of up to $67,500, as determined by the Company's Board of Directors based upon factors that it deems relevant, including Mr. Mattes' performance. The Company also granted to Mr. Mattes five-year options to acquire 50,000 shares of the Company's Common Stock at an exercise price of $14.875 per share. Of the options granted, options to acquire 30,000 shares were vested at the date of grant, options to acquire 10,000 shares will vest on November 7, 1997, and options to acquire the remaining 10,000 shares will vest on November 7, 1998.
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
ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

         As of the date of filing of this Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than January 21, 1997.

         (b)      Pro Forma Financial Information.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than January 21, 1997.

         (c)      Exhibits.


Exhibit No.                                   Description of Exhibit
-----------                                   ----------------------
      10.33            Asset Purchase Agreement dated as of November 7, 1996, among Action Performance
                       Companies, Inc., SII Acquisition, Inc., Sports Image, Inc., and R. Dale Earnhardt and
                       Teresa H. Earnhardt.
      10.34            Promissory Note dated November 7, 1996, in the principal amount of $24,000,000 issued by SII Acquisition, Inc., as Maker, to Sports Image, Inc., as Payee, together with Guarantee of Action Performance Companies, Inc.
      10.35            Security Agreement dated November 7, 1996, between Sports Image, Inc. and SII
                       Acquisition, Inc.
      10.36            Registration Agreement dated as of November 7, 1996, among Action Performance
                       Companies, Inc., Sports Image, Inc., and R. Dale Earnhardt and Teresa H. Earnhardt.
      10.37            License Agreement dated as of November 7, 1996, among SII Acquisition, Inc., Dale
                       Earnhardt, and Action Performance Companies, Inc.
      10.38            Employment Agreement dated as of November 7, 1996, between Action Performance
                       Companies, Inc. and Joe Mattes.
      21.1             List of Subsidiaries of Action Performance Companies, Inc.

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
        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 1996         ACTION PERFORMANCE COMPANIES, INC.



                          By:/s/ Christopher Besing
                             ---------------------------------------------------
                          Christopher S. Besing
                          Vice President, Chief Financial Officer, and Treasurer
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